UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On September 13, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) of 4Kids Entertainment, Inc. (“4Kids”) dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accountant. Deloitte’s reports on 4Kids’ financial statements for 4Kids’ last two fiscal years contained no adverse opinion nor disclaimer of opinion, and were not qualified nor modified as to uncertainty, audit scope or accounting principles.

During 4Kids’ two most recent fiscal years and the subsequent interim periods through June 30, 2005, there have been no disagreements between 4Kids and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. There were no “reportable events” as defined Item 304(a)(1)(v) of Regulation S-K during such periods.

The Company has requested that Deloitte furnish 4Kids with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated September 16, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b) On September 13, 2005, the Audit Committee engaged Eisner LLP (“Eisner”) as its independent registered public accountant. During the two most recent fiscal years and subsequent interim period before such engagement date, 4Kids did not consult Eisner regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

      (c)    Exhibits

                  16.1     Letter from Deloitte & Touche LLP dated September 16, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2005
4 KIDS ENTERTAINMENT, INC.

BY: /s/ Alfred R. Kahn Alfred R.Kahn Chairman of the Board, Chief Executive Officer and Director